Exhibit 99.1

CEO EMPLOYMENT AGREEMENT

This CEO Employment Agreement (the “Agreement”), dated April 3, 2007, is between Nara Bancorp, Inc. and its subsidiary Nara Bank, (collectively, the “Company”) and Min J. Kim, an individual residing at Northridge, California (“Executive”).

1. POSITION AND RESPONSIBILITIES

a. Position. Executive is employed by the Company to render services to the Company in the position of President and Chief Executive Officer. Executive shall report to the Board of Directors of the Company. Executive shall perform such duties and responsibilities as are normally assigned to such position in accordance with the standards of the industry and any additional duties now or hereafter assigned to Executive by the Board of Directors. Executive shall abide by the rules, regulations, and practices as adopted or modified from time to time in the Company’s sole discretion. Executive will be based out of the Company’s main office, currently located in Los Angeles, and acknowledges that travel to other locations will be necessary. Executive shall devote her entire working time, energy and attention, to the best of Executive’s abilities and using Executive’s best efforts, to the business and affairs of the Company and its affiliates.

b. Other Activities. Except upon the prior written consent of the Company, Executive will not, during the term of this Agreement, (i) accept any other employment, or (ii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that might interfere with Executive’s duties and responsibilities hereunder or create a conflict of interest with the Company.

c. No Conflict. Executive represents and warrants that Executive’s execution of this Agreement, Executive’s employment with the Company, and the performance of Executive’s proposed duties under this Agreement shall not violate any obligations with respect to proprietary or confidential information of any other person or entity.

d. Regulatory Approvals. This Agreement shall be subject to the receipt of all necessary regulatory approvals, waivers or consents (if applicable), including, but not limited to, the receipt of all necessary approvals, waivers or consents of Nara Bank’s regulators (if applicable), as well as the satisfactory completion of all necessary background checks.

2. COMPENSATION AND BENEFITS

a. Base Salary. In consideration of the services to be rendered under this Agreement, in the first year of this Agreement, the Company shall pay Executive a salary at the rate of Three Hundred and Twenty Five Thousand Dollars ($325,000) per year (“Base Salary”). The Base Salary shall be paid in accordance with the Company’s regularly established payroll practice. Executive’s Base Salary will be reviewed and may be adjusted in the sole discretion of the Company, as directed by the Board of Directors and/or the Human Resources & Compensation Committee of the Company.

b. Stock Options. The Executive shall receive an option to purchase 90,000 shares of the Common Stock of the Company, vesting over three (3) years (1/3 annually on each anniversary of the grant date). The price per share of the option shall be the closing price on the Executive’s date of hire, November 27, 2006. Executive’s entitlement to any stock options which have been, or may in the future be approved are conditioned upon Executive’s signing of the Stock Option Agreement and is subject to its terms and the terms of the Stock Option Plan under which the options are granted, including vesting requirements.

c. Bonus. Executive shall be entitled to be considered for an annual cash bonus (hereinafter referred to as “Bonus”), during the Initial Term (as defined in Section 3 a) of this Agreement. The first Bonus opportunity will be for the fiscal year 2007. The Bonus will be based on the Executive’s attainment of pre-set goals (hereinafter referred to as “Performance Goals”) over a specified period (the “Performance Period”). The Performance Period shall directly coincide with each fiscal year of the Company during the Term. The Performance Goals will be set by the Board of Directors using the Company’s compensation strategy and the philosophy set out in the Human Resources and Compensation Committee Charter. The Board of Directors will determine the required goal attainment for the Bonus payments (“Goal Attainment”). The Bonus will have a target of 50% of Base Salary if the Executive reaches the minimum Goal Attainment set by the Board of Directors, a target of 75% of Base Salary if the Executive achieves 100% of Goal Attainment and a maximum of 125% of Base Salary with pre-determined excess Goal Attainment, to be determined at the discretion of the Board of Directors. The maximum annual Bonus payable under this Section 2 c. is 125% of Base Salary. Notwithstanding the foregoing, the Board of Directors shall retain discretion to adjust the Bonus payable to Executive, depending on the Company’s financial condition and other related factors deemed relevant by the Board of Directors. To be eligible for a Bonus under this Section 2 c., Executive must maintain continued employment with the Company throughout the relevant Performance Period. No pro-rata Bonus shall be paid if Executive’s service terminates during a Performance Period, unless termination is due to the Death, Disability of the Executive or a Change in Control event (as defined in Section 8 of this Agreement).

d. Benefits. Executive will be eligible to participate in any life insurance benefits as well as vacation, sick leave, medical, dental, vision, disability, 401K, ESOP, and other employee benefits plans of Company normally provided to other executive officers of Company.

e. Car Allowance. Company shall provide Executive with a car allowance of $1,200 a month.

f. Club Membership. Company shall reimburse Executive for initiation and monthly membership fees to the Jonathan Club. Company will also reimburse reasonable business related expenses incurred at the Jonathan Club, under the provisions of Section 2 g of this Agreement. The Company’s understanding is that the Jonathan Club membership must be in the name of the

Executive, as such, if there is a Termination Event, other than due to Death, by Disability, by a Change in Control, or an At-Will Termination, during the Initial Term of the Agreement; Executive will agree to reimburse Company the cost of the initiation fees in a timely manner.

g. Expenses. The Company shall reimburse Executive for reasonable business expenses incurred in the performance of Executive’s duties hereunder in accordance with the Company’s CEO Bonus and Expense Reimbursement Policy.

3. AT-WILL EMPLOYMENT; TERMINATION BY COMPANY

a. Term. The initial term of this Agreement shall be three (3) years (“Initial Term”) and shall commence on November 27, 2006. If the Agreement is not extended by action of the Board beyond the initial term of three years, and the Executive continues as CEO, she will be subject solely to the policies and procedures of the Company.

b. At-Will Termination by Company. The employment of Executive shall be “at-will” at all times. The Company may terminate Executive’s employment with the Company at any time, without any advance notice, for any reason or no reason at all, notwithstanding anything to the contrary contained in or arising from any statements, policies or practices of the Company relating to the employment, discipline or termination of its employees. Upon and after such termination, all obligations of the Company under this Agreement shall cease.

c. Severance. Except in situations where the employment of Executive is terminated for Cause, By Death, By Disability (as defined in Section 4 below), or as part of a Change in Control (as defined in Section 8 below), in the event that the Company terminates the employment of Executive during the Initial Term, Executive will be eligible to receive an amount equal to twelve (12) months of the then-current Base Salary of the Executive payable in the form of salary continuation (i.e. in the first year of the Agreement the combined severance amount would be $325,000), less applicable state and federal withholdings. Except in the situations where the employment of Executive is terminated for Cause, By Death or By Disability, or where this Agreement is renewed or extended by Company, in the event the Company terminates the employment of Executive at any time after the Initial Term, Executive will be eligible to receive an amount equal to three (3) months of the then-current Base Salary of the Executive payable in the form of salary continuation (i.e. a combined severance amount not exceeding $81,250, based on the first year Base Salary), less applicable state and federal withholdings. Such Severance shall be reduced by any remuneration paid to Executive from any source because of Executive’s employment or independent consulting work during the severance period, and Executive shall promptly report all such remuneration to the Company in writing. Executive’s eligibility for severance is conditioned on Executive having first signed a release agreement in the form attached as Exhibit A. Executive shall not be entitled to any severance payments if Executive’s employment is terminated For Cause, By Death or By Disability or if Executive’s terminates her own employment (in accordance with Section 5 below).

d. Delay of Payment. Nothwithstanding any provision to the contrary in this Agreement, if the Executive is deemed on the date of termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), then with regard to any payment of the provision of any benefit that is required to be delayed in compliance with Code Section 409A(a)(2)(B), such payment or benefit shall not be made or provided prior to the earlier of (i) the expiration of the six (6) month period measured from the date of Executive’s “separation of service (as such term is defined under Code Section 409A) or (ii) the date of Executive’s death (collectively, the “Delay Period”). Upon expiration of the Delay Period, all payments and benefits delayed pursuant to this section (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Executive immediately in a lump sum less applicable withholding, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified herein.

4. OTHER TERMINATIONS BY COMPANY

a. Termination for Cause. For purpose of this Agreement, “For Cause” shall mean: (i) Executive is convicted of a felony or commits a crime involving dishonesty, breach of trust, or physical harm to any person; (ii) Executive willfully engages in conduct that is in bad faith and materially injurious to the Company, including but not limited to, misappropriation of trade secrets, fraud or embezzlement; (iii) Executive commits a material breach of this Agreement, which breach is not cured within twenty days after written notice to Executive from the Company; (iv) Executive willfully refuses to implement or follow a lawful policy or directive of the Company, which breach is not cured within twenty days after written notice to Executive from the Company; or (v) Executive engages in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally. The Company may terminate Executive’s employment For Cause at any time, without any advance notice. The Company shall pay to Executive all compensation to which Executive is entitled up through the date of termination, subject to any other rights or remedies of Employer under law; and thereafter all obligations of the Company under this Agreement shall cease.

b. By Death. Executive’s employment shall terminate automatically upon Executive’s death. The Company shall pay to Executive’s beneficiaries or estate, as appropriate, (i) any Base Salary to which Executive is entitled up through the date of Death, (ii) the pro-rata portion of Executive’s Bonus as if Executive reached 100% of Goal Attainment (or other amount to be determined by the Board in their discretion), and (iii) accrued but unused vacation pay then due and owing. Thereafter, all obligations of the Company under this Agreement shall cease. Nothing in this Section shall affect any accrued entitlement of Executive’s heirs or devisees to the benefits of any life insurance plan or other applicable benefits.

c. By Disability. If Executive becomes eligible for the Company’s long term disability benefits or if, in the sole opinion of the Company, Executive is unable to carry out the responsibilities and functions of the position held by Executive by reason of any physical or mental impairment for more than ninety (90) consecutive days or more than one hundred and twenty (120) days in any twelve-month period, then, to the extent permitted by law, the Company may terminate Executive’s employment. The Company shall pay to Executive (i) any Base Salary to which Executive is entitled up through the date of termination, (ii) the pro-rata portion of Executive’s Bonus as if Executive reached 100% of Goal Attainment (or other amount to be determined by the Board in their discretion), and (iii) accrued but unused vacation pay, to which Executive is entitled up through the date or termination, and thereafter all obligations of the Company under this Agreement shall cease. Nothing in this Section shall affect Executive’s rights under any disability plan in which Executive is a participant.

5. TERMINATION BY EXECUTIVE

At-Will Termination by Executive. Executive may terminate employment with the Company at any time for any reason or no reason at all, upon eight (8) weeks’ advance written notice. During such notice period Executive shall continue to diligently perform all of Executive’s duties hereunder. The Company shall have the option, in its sole discretion, to make Executive’s termination effective at any time prior to the end of such notice period as long as the Company pays Executive the Base Salary to which Executive is entitled up through the last day of the eight week notice period. Thereafter all obligations of the Company shall cease. Executive shall not be entitled to severance pay if Executive terminates employment with the Company.

6. TERMINATION OBLIGATIONS

a. Return of Property. Executive agrees that all property (including, without limitation, all equipment, tangible proprietary information, documents, records, notes, contracts, emails and Board and Committee materials and computer-generated materials) furnished to or created or prepared by Executive incident to Executive’s employment belongs to the Company and shall be promptly returned to the Company upon termination of Executive’s employment.

b. Resignation and Cooperation. Upon termination of Executive’s employment, Executive shall be deemed to have resigned from all offices and directorships then held with the Company. Following any termination of employment, Executive shall cooperate with the Company in the winding up of pending work on behalf of the Company and the orderly transfer of work to other employees. Executive shall also cooperate with the Company in the defense of any action brought by any third party against the Company that relates to Executive’s employment by the Company.

7. PROPRIETARY INFORMATION ; PROHIBITION ON THIRD PARTY INFORMATION

a. Proprietary Information and Confidentiality. As a condition of Executive’s employment, Executive will hold all Company’s confidential and proprietary information in confidence and will not disclose, use, copy, publish, summarize, or remove from the premises of the Company any proprietary or confidential information, except as is necessary to carry out her assigned responsibilities as a Company employee. “Confidential” and “Proprietary” Information have the meaning described in the Company’s Code of Ethics and Business Conduct, and shall include, but are not limited to, all information related to any aspect of the business of the Company which is either information not known by actual or potential competitors of the Company or is proprietary information of the Company, whether of a technical nature or otherwise. Such information includes promotional methods, marketing plans, lists of customer names and information or personnel lists of suppliers, business plans, business opportunities, or financial statements.

b. Non-Solicitation. Executive acknowledges that, because of Executive’s position in the Company, Executive will have access to material intellectual property and confidential information. During the term of Executive’s employment and for one year thereafter, in addition to Executive’s other obligations hereunder, Executive shall not, for Executive or any third party, directly or indirectly use the Company’s Confidential or Proprietary Information to (a) divert or attempt to divert from the Company any business of any kind, including, without limitation, the solicitation of or interference with any of its customers, clients, business partners or suppliers, or (b) solicit or otherwise induce any person employed by the Company to terminate his or her employment with Company and follow Executive to a new Company. If Executive fails in her obligations to the Company under this provision, Executive shall be liable for money damages and may be subject to a cease and desist order, as well as any other remedies available to the Company under applicable law.

c. Non-Disclosure of Third Party Information. Executive represents, warrants and covenants that Executive shall not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others at any time, including but not limited to any proprietary information or trade secrets of any former employer, if any; and Executive acknowledges and agrees that any violation of this provision shall be grounds for Executive’s immediate termination and could subject Executive to substantial civil liabilities and criminal penalties. Executive further specifically and expressly acknowledges that no officer or other employee or representative of the Company has requested or instructed Executive to disclose or use any such third party proprietary information or trade secrets.

8. CHANGE IN CONTROL

a. Generally. Executive understands and acknowledges that Company may be merged or consolidated with or into another entity and that such entity shall automatically be subject to the rights and obligations of Company hereunder.

b. Occurrence of a Change in Control. If there is a Change in Control (as defined below) during the initial term of Agreement, and any of the following events occur, in addition to any monies already owed under this Agreement, the Company will pay Executive one (1) year of Base Salary and the pro-rata portion of Executive’s Bonus as if Executive reached 100% of Goal Attainment as of the date of the Change in Control (or other amount to be determined by the Board in their sole discretion) and all vested and unvested options to purchase shares will automatically vest:

(i)	Executive is involuntarily terminated without Cause within twelve (12) months following the date of such Change in Control, but within the initial term of the Agreement; or

(ii)	Executive terminates voluntarily with Good Reason (as defined below) within twelve (12) months following the date of such Change in Control, but within the initial term of the Agreement.

For purposes of this Section 8 b, the date of a Change in Control will be closing date of such transactions described below in Section 8 c.

c. A “Change in Control” shall mean:

(i) The consummation of a merger or consolidation of Company with or into another entity or any other corporate reorganization, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of Company immediately prior to such merger, consolidation or other reorganization;

(ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets; or

(iii) Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Company representing at least fifty percent (50%) of the total voting power represented by Company’s then outstanding voting securities. For purposes of this Paragraph (iv), the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude: (x) A trustee or other fiduciary holding securities under an employee benefit plan of Company or a subsidiary of Company; and (y) A corporation owned directly or indirectly by the stockholders of Company in substantially the same proportions as their ownership of the common stock of Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held Company’s securities immediately before such transactions.

d. Good Reason shall mean the occurrence during the Term of this Agreement of any of the following:

(i) a material reduction in Executive’s duties and/or responsibilities without regard to any title given to Executive by the Company or any successor company;

(ii) a requirement by the Company or any successor company, without Executive’s consent, that Executive relocate to a location greater than fifty (50) miles from Executive’s place of residence; or

(iii) a material breach of the Agreement by the Company or any successor company which is not cured by the Company or any successor company within thirty (30) days following the Company’s receipt of written notice by Executive to the Company describing such alleged breach.

e. Notice. Executive must be notified in writing by Company at any time if a Change in Control becomes likely or probable.

f. Delay of Payment. Nothwithstanding any provision to the contrary in this Agreement, if the Executive is deemed on the date of termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), then with regard to any payment of the provision of any benefit that is required to be delayed in compliance with Code Section 409A(a)(2)(B), such payment or benefit shall not be made or provided prior to the earlier of (i) the expiration of the six (6) month period measured from the date of Executive’s “separation of service (as such term is defined under Code Section 409A) or (ii) the date of Executive’s death (collectively the “Delay Period”). Upon expiration of the Delay Period, all payments and benefits delayed pursuant to this section (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Executive immediately in a lump sum less applicable withholding, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified herein.

9. ARBITRATION

Executive agrees to sign and be bound by the terms of the Arbitration Agreement, which is attached as Exhibit B.

10. AMENDMENTS; WAIVERS; REMEDIES

This Agreement may not be amended or waived except by a writing signed by Executive and by a duly authorized representative of the Board of Directors. Failure to exercise any right under this Agreement shall not constitute a waiver of such right. Any waiver of any breach of this Agreement shall not operate as a waiver of any subsequent breaches. All rights or remedies specified for a party herein shall be cumulative and in addition to all other rights and remedies of the party hereunder or under applicable law.

11. ASSIGNMENT; BINDING EFFECT

a. Assignment. The performance of Executive is personal hereunder, and Executive agrees that Executive shall have no right to assign and shall not assign or purport to assign any rights or obligations under this Agreement. This Agreement may be assigned or transferred by the Company; and nothing in this Agreement shall prevent the consolidation, merger or sale of the Company or a sale of any or all or substantially all of its assets.

b. Binding Effect. Subject to the foregoing restriction on assignment by Executive, this Agreement shall inure to the benefit of and be binding upon each of the parties; the affiliates, officers, directors, agents, successors and assigns of the Company; and the heirs, devisees, spouses, legal representatives and successors of Executive.

12. NOTICES

All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered: (a) by hand; (b) by a nationally recognized overnight courier service; or (c) by United States first class registered or certified mail, return receipt requested, to the principal address of the other party, as set forth below. The date of notice shall be deemed to be the earlier of (i) actual receipt of notice by any permitted means, or (ii) two business days following dispatch by overnight delivery service or the United States Mail. Executive shall be obligated to notify the Company in writing of any change in Executive’s address. Notice of a change of address shall be effective only when done in accordance with this paragraph.

Company’s Notice Address:

3731 Wilshire Blvd., Suite 1000
Los Angeles, CA 90010
Attn:	Legal Department

Executive’s Notice Address:

Min J. Kim
9632 Paso Robles Ave
Northridge, CA 91324

13. SEVERABILITY

If any provision of this Agreement shall be held by a court or arbitrator to be invalid, unenforceable, or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. In the event that the time period or scope of any provision is declared by a court or arbitrator of competent jurisdiction to exceed the maximum time period or scope that such court or arbitrator deems enforceable, then such court or arbitrator shall reduce the time period or scope to the maximum time period or scope permitted by law.

14. TAXES

All Amounts paid under this Agreement (including without limitation Base Salary, Bonus and Severance) shall be paid less all applicable state and federal tax withholdings and any other withholdings required by any applicable jurisdiction.

15. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of California.

16. INTERPRETATION

This Agreement shall be construed as a whole, according to its fair meaning, and not in favor or against any party. Sections and section headings contained in this Agreement are for reference purposes only, and shall not affect in any manner the meaning or interpretation of this Agreement. Whenever the context requires, references to the singular shall include the plural and the plural the singular.

17. OBLIGATIONS SURVIVE TERMINATION OF EMPLOYMENT

Executive agrees that any and all of Executive’s obligations under this Agreement including, but not limited to, Exhibits A and B, shall survive the termination of employment and the termination of this Agreement.

18. COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument.

19. AUTHORITY

Each party represents and warrants that such party has the right, power, and authority to enter into and execute this Agreement and to perform and discharge all of the obligations hereunder; and that this Agreement constitutes the valid and legally binding agreement and obligation of such party and is enforceable in accordance with its terms.

20. ENTIRE AGREEMENT

This Agreement is intended to be the final, complete, and exclusive statement of the terms of Executive’s employment by the Company and may not be contradicted by evidence of any prior or contemporaneous statements of agreements, except for agreements specifically referenced herein (including the Arbitration Agreement attached as Exhibit B, and the Stock Plan and Stock Option Agreement of the Company). This Agreement cannot be changed, modified or extended except by a writing signed by both parties hereto. To the extent that the practices, policies or procedures of the Company, now or in the future, apply to Executive and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control. Any subsequent change in Executive’s duties, position, or compensation will not affect the validity or scope of this Agreement.

21. EXECUTIVE ACKNOWLEDGEMENT

EXECUTIVE ACKNOWLEDGES EXECUTIVE HAS HAD THE OPPORTUNITY TO CONSULT LEGAL COUNSEL CONCERNING THIS AGREEMENT, THAT EXECUTIVE HAS READ AND UNDERSTANDS THE AGREEMENT, THAT EXECUTIVE IS FULLY AWARE OF ITS LEGAL EFFECT, AND THAT EXECUTIVE HAS ENTERED INTO IT FREELY BASED ON EXECUTIVE’S OWN JUDGMENT AND NOT ON ANY REPRESENTATIONS OR PROMISES OTHER THAN THOSE CONTAINED IN THIS AGREEMENT.

In Witness Whereof, the parties have duly executed this Agreement as of the date first written above.

Nara Bancorp, Inc.		EXECUTIVE:

By:	/s/ Ki Suh Park	/s/ Min J. Kim
	Ki Suh Park	Min J. Kim

Title:	Vice Chairman
Date:	March 3, 2007	Date: March 4, 2007

EXHIBIT A

RELEASE AND COVENANT

This letter sets forth the agreement of NARA BANCORP, INC. and NARA BANK, (collectively, the “Company”) and Min J. Kim (“Executive”) relating to the termination of Executive’s employment with Company. Subject to the execution of this Agreement, the parties hereto agree as follows:

Termination of Employment.

(A) Executive agrees and acknowledges that the termination of her employment with Company shall be effective as of (the “Termination Date”).

(B) Executive acknowledges Executive’s obligation promptly to return to the Company all property of the Company in Executive’s possession including, without limitation, keys, credit cards, cell phones, pagers, computers, office equipment, documents and files and instruction manuals on or before the Termination Date, or earlier if so requested by the Company. After the Termination Date, the Company shall forward all mail addressed to Executive to the most recent address provided by Executive to the Company.

Release.

1. In consideration of the foregoing and the benefits paid and payable to Executive under the Employment Agreement, Executive hereby waives all claims against Company, its affiliates and their respective officers, directors, executives, employees representatives and agents (hereinafter the “Releasees”), and releases and discharges the Releasees from liability for any and all claims and damages that Executive may have against them as of the date of this Agreement, whether known or unknown, including, but not limited to, any claims arising out of her employment relationship with the Company or its affiliates or the termination of such employment, or any violation of any federal, state or local fair employment practice law, including Title VII of the Civil Rights Act, the Civil Rights Act of 1991, the Age Discrimination in Employment Act as amended by the Older Workers’ Benefit Protection Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the California Fair Employment and Housing Act, the California Family Rights Act, the California Labor Code, or any other employee relations statute, rule, executive order, law or ordinance, tort, express or implied contract, public policy or other obligations; provided, however, that nothing herein shall be deemed a waiver or release of Executive’s right to enforce the obligations of Company under this Agreement or the Executive Employment Agreement or Executive’s rights to indemnification to the fullest extent provided by law or in any applicable certificate of incorporation, charter or similar document, by-laws or contract.

Executive acknowledges that Executive has had up to 21 days to consider the terms of this Agreement and is hereby advised by Company to discuss the terms of this Agreement with an attorney unrelated to Company prior to signing this Agreement. Executive further acknowledges that Executive is entering into this Agreement freely, knowingly, and voluntarily, with a full understanding of its terms. Executive also acknowledges that Executive will have 7 days from the date she signs this Agreement to revoke the Agreement by notifying the Legal Department of the Company in writing.

Waiver. The Executive hereby expressly waives and relinquishes all rights and benefits under Section 1542 of the California Civil Code which provides:

“Section 1542. General Release—Claim extinguished. A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

The Executive understands and acknowledges that the significance and consequences of this waiver of Section 1542 of the Civil Code is that even if Executive should eventually suffer damages arising out of Executive’s employment relationship with the Company and its affiliates, or termination of such employment, Executive will not be permitted to make any claim for those damages except as expressly permitted by this Agreement. Furthermore, Executive acknowledges that the Company intends these consequences even as to claims for injuries and/or damages that may exist as of the date of this Agreement but which Executive does not know exist, and which, if known, would materially affect Executive’s decision to execute this Agreement.

Cooperation. Executive agrees to cooperate fully with Company and to provide such information as Company may reasonably request with respect to any Company-related transaction, investment or other matter in which Executive was involved in any way while employed by Company.

No Reliance. The parties hereto represent and acknowledge that, in executing this Agreement, they do not rely and have not relied upon any representation or statement, written or oral, made by either of the parties or by either of the parties’ agents, attorneys, or representatives with regard to the subject matter, basis, or effect of this Agreement or otherwise, other than those specifically stated in this written Agreement.

Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, administrators, representatives, executors, successors, and assigns. This Agreement shall also inure to the benefit of all the Releasees and their respective heirs, administrators, representatives, executors, successors, and assigns. This Agreement shall not be assignable by Executive.

No Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach hereof, or as a waiver of a breach of any other provision.

Interpretation: Choice of Law. This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against any of the parties hereto. This Agreement and all provisions hereof shall be governed by and construed under the laws of the State of California without regard to the choice of law rules thereof.

Integration Clause. This Agreement, along with the Employment Agreement and the Arbitration Agreement, constitute the entire agreement between Executive and the Company concerning the subject matter addressed herewith. No amendments to this Agreement will be valid unless in writing and signed by Executive and an authorized representative of the Company.

Acknowledgment. Executive acknowledges that Executive has carefully read this Agreement, fully understands and accepts all of its provisions, and signs it voluntarily of Executive’s own free will. Executive further acknowledges that Executive has been provided a full opportunity to review and reflect on the terms of this Agreement and to seek the advice of legal counsel of Executive’s choice.

Date:	NARA BANCORP, INC.

By:
Name:
Title:
Agreed and Accepted

Date:
MIN J. KIM

EXHIBIT B

ARBITRATION AGREEMENT

Employee Name: Min J. Kim

While Nara Bancorp, Inc. (“Company”) hopes that employment disputes will not occur, the Company believes that where such disputes do arise, it is in the mutual interest of everyone involved to handle them pursuant to binding arbitration, which generally resolves disputes quicker than court litigation and with a minimum of disturbance to all parties involved. By entering into this agreement to arbitrate (the “Arbitration Agreement”), The Company and the Employee are waiving the right to a jury trial for all employment-related disputes.

The Company and the Employee hereby agree that any dispute with any party (including the Company’s affiliates, successors, predecessors, contractors, employees and agents) that arises out of or relates to Employee’s employment with the Company or the termination of such employment, shall be resolved exclusively through binding arbitration. This Arbitration Agreement applies to all statutory, contractual and common law claims including, but not limited to, claims arising under Title VII of the Civil Rights Action of 1964; the Age Discrimination in Employment Act; the Equal Pay Act of 1963; the California Fair Employment and Housing Act; the California Labor Code; the Fair Labor Standards Act; and the Americans with Disabilities Act. The Arbitrator shall also resolve any dispute concerning the interpretation, application, or validity of this Arbitration Agreement. Both the Company and the Employee shall be precluded from bringing or raising in court or another forum any dispute that was or could have been submitted to binding arbitration. This Arbitration Agreement does not apply to claims for workers’ compensation benefits, claims arising under ERISA (29 U.S.C. §§ 1001, et. seq.) or provisional remedies under California Code of Civil Procedure section 12818.

This Arbitration Agreement shall be governed by the Federal Arbitration Act (9 U.S.C. § 1 et. seq.). Arbitration shall be conducted in Los Angeles County before a neutral arbitrator selected by both parties from Judicial Arbitration and Mediation Services, Inc. (“JAMS”).

Where required by law, the Company shall pay all additional costs peculiar to the arbitration to the extent such costs would not otherwise be incurred in a court proceeding (for instance, the Company will, if required, pay the arbitrator’s fees to the extent it exceeds Court filing fees). Each party shall pay its own costs and attorneys’ fees, except that the arbitrator may award costs and attorneys’ fees to the prevailing party to the extent permitted by law. The parties will be permitted to conduct discovery as provided by Code of Civil Procedure section 1283.05. The Arbitrator shall decide the claim(s) of the Employee individually and the Arbitrator may not join or consolidate any claim by another employee or third party, except with the prior written consent of the Company and Employee. The Arbitrator shall, within thirty days after the conclusion of the arbitration, issue a written opinion setting forth the factual and legal bases for his or her decision.

DATE:
Min J. Kim